NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), is executed as of August 24, 2007, by and among Eugene Science, Inc, a Delaware corporation (the "Company"), and the purchasers set forth on the signature page attached hereto (each, a “Purchaser” and collectively, the "Purchasers").

WHEREAS, the Company wishes to sell and issue, and the Purchasers wish to purchase, the Company’s 10% senior secured notes with an aggregate principal amount of $1,250,000, and in the respective principal amounts set forth on the signature page hereto, and warrants to purchase the respective number of shares of Common Stock (as defined below) set forth on the signature page hereto, which warrants shall be exercisable for three years at a purchase price of $0.25 per share; and

WHEREAS, the Purchasers are willing to provide such financing on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1  Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

“Closing Date” shall mean August 24, 2007 or any other date mutually agreed to by the Company and the Purchasers.

“Indebtedness” shall mean (a) all indebtedness for borrowed money or other obligations, extensions of credit, commitments or liabilities, whether current or long term, contingent or matured, secured or unsecured, (b) all indebtedness of the deferred purchase price of property or services whether represented by a note, promise to pay or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part to the purchase price of property subject to such mortgage or lien regardless of whether the indebtedness secured thereby shall have been assumed by the Company or is non recourse to the credit of the Company, (e) all obligations under leases that have been or must be, in accordance with United States Generally Accepted Accounting Principles (“GAAP”), recorded as capital leases in respect of which the Company is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, and (g) without duplication all indebtedness that is guaranteed by the Company or that the Company has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company has otherwise assured a creditor against loss.

“SEC Documents” shall mean complete and accurate copies of the Company’s (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, together with all amendments, supplements and exhibits thereto (the “Form 10-KSB”), as filed with the Securities and Exchange Commission (the “Commission”), (ii) Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2007, together with all amendments, supplements and exhibits thereto, as filed with the Commission, and (iii) other reports filed by the Company with the Commission since December 31, 2006, together with all amendments, supplements and exhibits thereto, each as made available through the Commission’s website, www.sec.gov.

ARTICLE 2
THE CLOSING

2.1  Closing. According to the terms and subject to the conditions of this Agreement, the Company shall deliver to the Purchasers on the Closing Date: (a) 10% senior secured notes in the form attached hereto as Exhibit A with an aggregate principal amount of $1,250,000, and in the respective principal amounts set forth on the signature page hereto (each, a “Note” and collectively, the “Notes”), and (b) warrants to purchase a number of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), equal to the quotient obtained by dividing (i) an amount equal to 40% of the principal amount of each Note by (ii) an exercise price of $0.25, in the form set forth in Exhibit B (each, a “Warrant” and collectively, the “Warrants”). For example, if the principal amount of a Note is $500,000, then the Company shall issue to the Purchaser holding such Note a Warrant to purchase 800,000 shares of Common Stock (($500,000*0.40)/$0.25). The Purchasers shall deliver to the Company on the Closing Date, via wire transfer to the account set forth in Exhibit C, the respective principal amounts set forth on the signature page hereto.

2.2  Interest. The Notes shall bear interest ("Interest") from the Closing Date until the Maturity Date at the rate of 10% per annum (calculated on the basis of the actual number of days elapsed over a year of 360 days).

2.3  Prepayment of the Note. The Company may from time to time prepay all or any portion of the Notes and all accrued but unpaid interest thereon without premium or penalty of any type. The Company shall give the Purchasers at least three Business Days prior written notice of its intention to prepay the Notes, specifying the date of payment and the total amount of the Notes and the accrued but unpaid interest to be paid on such date. In the event that the Company elects to partially prepay the Notes, such prepayment will be made pro rata based on the principal balance of the Notes held by the Purchasers.

2.4  Maturity Date. Unless the Notes are earlier accelerated or prepaid pursuant to the terms hereof, the Notes and all accrued interest thereon shall be due and payable in full on February 24, 2008, the six month anniversary of the Closing Date (the “Maturity Date”); provided, however, that the Maturity Date of the Notes may be extended as set forth in Section 2.5 below.

2.5  Payment Extension Options.

(a)  First Extension. In the event that the Company does not pay the Notes in full by February 24, 2008, the Maturity Date shall be extended to March 24, 2008, so long as the interest due as of February 24, 2008 is paid in full by the Company and the Company issues to each Purchaser a Warrant to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) an amount equal to 6.25% of the outstanding principal amount of such Purchaser’s Note, less any amount of such Note prepaid by the Company prior to February 24, 2008, by (ii) an exercise price of $0.25. For example, if the principal amount of a Note is $500,000, then the Company shall issue to the Purchaser holding such Note an additional Warrant to purchase 250,000 shares of Common Stock (($500,000*0.0625)/$0.25).

(b)  Second Extension. In the event that the Company does not pay the Notes in full by March 24, 2008, the Maturity Date shall be extended to April 24, 2008, so long as the interest due as of March 24, 2008 is paid in full by the Company and the Company issues to each Purchaser a Warrant to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) an amount equal to 6.25% of the outstanding principal amount of such Purchaser’s Note, less any amount of such Note prepaid by the Company prior to March 24, 2008, by (ii) an exercise price of $0.25. For example, if the principal amount of a Note is $500,000, then the Company shall issue to the Purchaser holding such Note an additional Warrant to purchase 250,000 shares of Common Stock (($500,000*0.0625)/$0.25).

(c)  Third Extension. In the event that the Company does not pay the Notes in full by April 24, 2008, the Maturity Date shall be extended to May 24, 2008, so long as the interest due as of April 24, 2008 is paid in full by the Company and the Company issues to each Purchaser a Warrant to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) an amount equal to 6.25% of the outstanding principal amount of such Purchaser’s Note, less any amount of such Note prepaid by the Company prior to April 24, 2008, by (ii) an exercise price of $0.25. For example, if the principal amount of a Note is $500,000, then the Company shall issue to the Purchaser holding such Note an additional Warrant to purchase 250,000 shares of Common Stock (($500,000*0.0625)/$0.25).

2.6  Additional Warrants upon Default. For each month beyond the three extensions of the Maturity Date set forth in Section 2.5 that the Company defaults on payment of the Notes, on the first day of the month of such default, the Company shall issue to each Purchaser an additional Warrant to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (a) an amount equal to 50% of the outstanding principal amount of such Purchaser’s Note, less any amount of such Note prepaid by the Company, by (b) an exercise price of $0.25. For example, if the principal amount of a Note is $500,000, then the Company shall issue to the Purchaser holding such Note an additional Warrant to purchase 1,000,000 shares of Common Stock (($500,000*0.50)/$0.25). The Purchasers’ acceptance of such Warrants shall not preclude their exercise of any rights whether at law or equity under the Notes. The right to receive additional Warrants pursuant to this Section 2.6 shall not in any way limit the rights and remedies available to a Purchaser in the event all amounts due and payable under such Purchaser’s Note are not paid in full by the Maturity Date, or any extension thereof.

ARTICLE 3
CONDITIONS PRECEDENT TO THE LOAN

(a)  Conditions on the Closing Date. The obligation of the Purchasers to purchase the Notes pursuant to Section 2.1 shall be subject to the condition that: (i) the Company shall have duly executed and delivered to the Purchasers the Notes and Warrants; (ii) the representations and warranties made by the Company in Article 5 hereof shall be true and correct at the Closing Date, with the same force and effect as if they had been made on and as of such date, the business and assets of the Company shall not have been adversely affected in any material way prior to the Closing Date, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing Date; (iii) all corporate and other proceedings in connection with the transactions contemplated at the Closing Date, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Purchasers, which shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request; (iv) the Company shall have reserved for issuance shares of Common Stock issuable upon exercise of the Warrants; (v) all authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign government that are required in connection with and prior to the lawful sale and issuance of the Notes and Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date; (vi) no order enjoining the sale of the Notes and Warrants shall have been issued and no proceedings for such purpose shall be pending or, to the Company’s knowledge, threatened by any governmental authority having jurisdiction over this transaction and at the Closing Date the sale and issuance of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject; and (vii) immediately following the execution of the Notes, the Company would not be in default thereunder and no event of condition shall then exist which shall but for the passage of time result in an event of default.

ARTICLE 4
CREATION OF SECURITY INTEREST

4.1  Grant of Security Interest. The Company’s obligations under the Notes shall be secured by (i) a security interest of first priority in all right, title and interest of the Company in and to the property described in Attachment 1 to, and granted in accordance with the terms and form of, the Security Agreement attached hereto as Exhibit D (the “Security Agreement”); and (ii) a pledge of 1,250,000 shares of capital stock in Composite Technology Corp. made by Benton H. Wilcox, for which the Company represents and warrants that he received fair and valid consideration, pursuant to the terms of that certain Pledge Agreement attached hereto as Exhibit E (the “Pledge Agreement”). The Company shall not grant a security interest in, or otherwise pledge, any of its assets to any third party, other than the Purchasers, without the prior written consent of the Purchasers. If this Agreement is terminated, the Purchasers’ interests in the Collateral (as defined in the Security Agreement) shall continue until the Company’s obligations under the Notes and hereunder are paid in full. Upon payment in full of the Company’s obligations hereunder, the Purchasers shall release their interests in the Collateral and all rights therein shall revert to the Company.

4.2  Authorization to File Financing Statements. The Company hereby authorizes the Purchasers, and grants the Purchasers a power of attorney, to file financing statements and such other documents, upon prior notice to the Company, with all appropriate jurisdictions to perfect or protect the Purchasers’ interests or rights under the Security Agreement and hereunder. Upon termination of the Purchasers’ interests in the Collateral in accordance with Section 4.1, the Purchasers will promptly file a termination statement terminating any financing statement filed hereunder, and if the Purchasers do not file such termination statement as and when required, the Purchasers hereby authorize the Company to file such termination statement.

ARTICLE 5
COMPANY’S REPRESENTATIONS AND WARRANTIES

5.1  Incorporation; Due Authorization. The Company has full right, power and authority to enter into this Agreement, the Notes, the Warrants, the Security Agreement and all other documents related to the purchase of the Notes (collectively, the “Transaction Documents”), to make the borrowings hereunder and execute and deliver the Transaction Documents as provided herein and to perform all of its duties and obligations under all of the Transaction Documents. The execution and delivery of the Transaction Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company's bylaws or certificate of incorporation. All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of the Transaction Documents.

5.2  Enforceability. The Transaction Documents have each been validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ right and to the availability of the remedy of specific performance.

5.3  Compliance with Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not, and during the term of the Transaction Documents shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

5.4  Absence of Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, and except as set forth herein, will not result in the creation of any lien upon any of the assets of the Company.

5.5  Indebtedness. Except for Indebtedness reflected in the SEC Documents or Indebtedness incurred by the Company in the ordinary course of its business since the filing of the SEC Documents in an amount not to exceed $75,000.00, the Company has no material Indebtedness outstanding at the date hereof and will incur no material Indebtedness prior to the Closing Date.

5.6  Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that question the validity of any of the Transaction Documents or the right of the company to enter into any of the Transaction Documents, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the company.

5.7  Authorized Capital Stock. The authorized capital stock of the Company consists of 480,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of May 18, 2007, 40,315,705 shares of Common Stock and no shares of Preferred Stock were validly issued and outstanding, fully paid and nonassessable and no shares of Common Stock or Preferred Stock have been issued since May 18, 2007. Except as disclosed in the SEC Documents, there are no outstanding options, warrants and convertible securities of the Company, or any other rights to acquire securities of the Company. The principal stockholders of the Company are as set forth in the Form 10-KSB.

5.8  Material Contracts. Except as set forth in the SEC Documents, the Company is not a party to or otherwise bound by any contract that is material to its financial condition, operations, business or assets, and the Company is not a party to or otherwise bound by any contract that may materially and adversely affect its ability to consummate the transactions contemplated hereby.

5.9  Validity of Securities. The sale of the Notes and Warrants, and the issuance of shares of Common Stock upon exercise of the Warrants and/or conversion of the Notes (“Warrant Shares”) (the Notes, Warrants and Warrant Shares shall be referred to herein as the “Securities”), are not subject to any preemptive rights or rights of first refusal and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

5.10     Compliance with Other Instruments. The Company is not in violation of any term of (i) its Certificate of Incorporation, Bylaws or any stockholder agreement, (ii) any mortgage, indenture, contract, agreement or instrument, or (iii) any judgment, decree or order, or any statute, rule or regulation applicable to it or its properties, the violation of which, in the case of clause (ii), could have a material adverse effect on the business, operations, affairs, financial condition or prospects of the Company, or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company or impact the validity or enforceability of any of the Transaction Documents (a “Material Adverse Effect”). The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Securities pursuant hereto will not result in any violation of any term of (i) the Certificate of Incorporation, Bylaws or any stockholder agreement of the Company, as each is then in effect, (ii) any mortgage, indenture, contract, agreement, instrument, or (iii) any judgment, decree, order, statute, rule or regulation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company; and there is no term of the Certificate of Incorporation or Bylaws, or any mortgage, indenture, contract, agreement, instrument, or any judgment, decree, order, statute, rule or regulation, which could reasonably be expected to have a Material Adverse Effect.

5.11     Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, in each case subject to no mortgage, pledge, lien, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or could reasonably be expected to have a Material Adverse Effect. With respect to the properties and assets it leases, the Company is in compliance with such leases and it holds a valid leasehold free of any liens, claims or encumbrances that impair its present use of such leased properties and assets.

5.12     Affiliates. Except as set forth in the SEC Documents, the Company (i) has no subsidiaries, (ii) does not presently own or control, directly or indirectly, any equity interest in any corporation, association, partnership, limited liability company or other business entity and (iii) is not, directly or indirectly, a participant in any joint venture, partnership or similar arrangement.

5.13     Registration Rights. Except as set forth in the SEC Documents, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

5.14     Full Disclosure. The Company has provided the Purchasers with all the information that the Purchasers have reasonably requested for deciding whether to purchase the Securities. Neither this Agreement, the Transaction Documents, the representations and warranties by the Company contained in the Transaction Documents, the Exhibits hereto, nor any other written statement or certificate delivered or to be furnished to the Purchasers in connection herewith, when read together, contain any untrue statement of a material fact or knowingly omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.15     Changes. Since the date of the last SEC Document, there has not been:

(a)  any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Company’s balance sheets and statements of income and retained earnings as at December 31, 2006 and March 31, 2007, each as set forth in the SEC Documents, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse; or

(b)  any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted).

5.16     Proprietary Information. The Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to conduct its business.

5.17     Patents, Trademarks, etc. Except as set forth in the SEC Documents, the Company has sufficient title and ownership of all material patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights and other proprietary rights necessary for the operation of its business as now conducted and as proposed to be conducted (“Intellectual Property”) with no known infringement of or conflict with the rights of others. Such ownership and title are exclusive and not subject to termination without the Company’s consent. Except for commercial software and applications generally available to the public, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity. The Company is not aware of any third party that is infringing or violating any of its patents, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights or other proprietary rights. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. If any Intellectual Property not owned by the Company has not been fully assigned to the Company, including, but not limited to, U.S. Patent Application No. 200401522153 and U.S. Patent Application No. 20040137555, prior to the Closing Date, the Company hereby agrees to obtain any and all necessary assignments of such Intellectual Property within five Business Days following the Closing Date.

5.18     Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 6 hereof, the offer, issue, and sale of the Securities: (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “1933 Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption; and (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

ARTICLE 6
PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser, severally and not jointly, as to itself only and not as to any other Purchaser makes the following representations and warranties to the Company:

6.1  Due Authorization. Each Purchaser has full power and authority and has taken all action necessary to authorize the Purchaser to execute, deliver and perform the Purchaser’s obligations under this Agreement. This Agreement is the legal, valid and binding obligation of the Purchaser in accordance with its terms.

6.2  Accredited Investor. Each Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the 1933 Act.

6.3  Investment Experience. Each Purchaser has not authorized any person to act as such Purchaser’s Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the 1933 Act) in connection with this transaction. Each Purchaser has such knowledge and experience in financial, investment and business matters that such Purchaser is capable of evaluating the merits and risks of the prospective investment in the securities of the Company. Each Purchaser has consulted with such independent legal counsel or other advisers as the Purchaser has deemed appropriate to assist such Purchaser in evaluating the proposed investment in the Company. If other than an individual, such Purchaser also represents that it has not been organized for the purpose of acquiring the Securities.

6.4  Adequate Means. Each Purchaser (i) has adequate means of providing for such Purchaser’s current financial needs and possible contingencies; and (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription.

6.5  Access to Information. Each Purchaser has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has had such opportunity to the extent such Purchaser considers it appropriate in order to permit such Purchaser to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. The foregoing shall in no way be deemed to limit the ability of the Purchasers to rely on the representations and warranties set forth herein or incorporated herein by reference.

6.6  No Resale. The Securities being purchased hereunder are being acquired solely for the account of a Purchaser, for such Purchaser’s investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.

6.7  Restricted Securities. Each Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, each Purchaser represents that it is familiar with Rule 144 under the 1933 Act, and understands the resale limitations imposed thereby and by the 1933 Act.

6.8  Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities other than the Notes unless and until the transferee has agreed in writing for the benefit of the Company to the representations contained in this Section 6.8; provided, that this Section 6.8 shall not apply to the disposition of all or any portion of the Securities if:

(a)  there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; and

(b)  (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and shall furnish transferor representations as may reasonably be requested by the Company, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer if a Purchaser is a partnership, limited liability company or corporation to a partner, member or shareholder of such partnership, limited liability company or corporation as the case may be or a retired partner or member of such partnership or limited liability company who retires after the date hereof, or to the estate of any such partner or member or retired partner or member or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Purchaser hereunder.

6.9  Legend. Each Purchaser hereby acknowledges and agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Warrants or Warrant Shares purchased by the Purchasers if required in compliance with the 1933 Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the Securities Act and any applicable state securities laws is available.”

6.10     General Solicitation. No Purchaser is purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE 7
COVENANTS

7.1  Registration Rights.

(a)  If the Company prepares and files a Registration Statement under the 1933 Act or otherwise registers securities under the 1933 Act as to any of its securities (other than under a Registration Statement pursuant to Form S-8 or Form S-4) (each such filing, a "Registration Statement"), it will give written notice by registered mail, at least 20 days prior to the filing of such Registration Statement to the Purchasers of its intention to do so. The Company shall include all Warrant Shares as well as any shares in which the Notes may be converted (the “Registrable Securities”) in such Registration Statement with respect to which the Company has received written requests for inclusion therein within 15 days of actual receipt of the Company's notice.

(b)  In the event of an underwritten registered offering, if the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

7.2  Additional Affirmative Covenants of the Company. On and after the date hereof and until the payment in full of the Purchasers’ Notes and the performance of all other obligations of the Company hereunder, the Company agrees that, unless the Purchasers shall otherwise consent in writing:

(a)  Financial Reporting. The Company shall deliver to the Purchasers as soon as available but in any event no earlier than the date upon which it makes such disclosures to the SEC (if such disclosures are in fact filed): (i) after the end of each fiscal quarter of the Company, an unaudited/internal balance sheet and statements of income and retained earnings of the Company as at the end of and for such quarter and for the year to date period then ended, prepared in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments, along with certificates and other reports as the Purchasers may from time to time reasonably request; (ii) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Transaction Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof; (iii) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders; (iv) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Company shall file with the Securities and Exchange Commission or any national securities exchange; and (v) within fifteen (15) days of the filing thereof, copies of the state and federal tax returns and all schedules thereto of the Company.

(b)  Compliance with Laws. The Company will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would have a Material Adverse Effect and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

(c)  Taxes and Claims. The Company shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon any of its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any assets of the Company.

(d)  Maintenance of Properties. The Company will defend the Collateral, the other collateral covered by the Transaction Documents and all of its other properties necessary or useful in its business including, without limitation, the Intellectual Property, against all claims or demands of all persons (other than the Purchasers) claiming the Collateral or any interest therein.

(e)  Insurance. The Company will obtain and at all times maintain insurance with insurers reasonably believed by the Company to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Purchasers, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Company operates.

(f)  Preservation of Existence. The Company will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

(g)  Litigation. The Company shall promptly give to the Purchasers notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting the Company.

7.3  Negative Covenants of the Company. On and after the date hereof and until the payment in full of the Purchasers’ Notes and the performance of all other obligations of the Company hereunder, the Company agrees that, without the Purchasers’ prior written consent:

(a)  Liens. The Company will not create, incur or suffer to exist any deed of trust, pledge, lien, security interest, assignment or transfer upon or of any Collateral, the other collateral covered by the Transaction Documents and all of its other properties necessary or useful in its business, including, without limitation, the Intellectual Property, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, purchase money security interests relating to the acquisition of machinery and equipment of the Company not exceeding the lesser of cost or fair market value thereof.

(b)  Guaranties. The Company will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person.

(c)  Restriction on Debt Issuances. The Company will not incur, issue or sell more than $3,000,000 of debt in the aggregate (including the Notes and the senior secured promissory note issued by the Company under that certain Note and Warrant Agreement dated as of July 2, 2007), except for Permitted Indebtedness, as such term is hereafter defined, so long as any of the principal amount or interest on the Notes remains unpaid unless the proceeds of the issuance or sale of the Company’s debt, directly from the gross proceeds of the issuance or sale, will be used to repay all outstanding principal and accrued interest owed under the Notes. “Permitted Indebtedness” means indebtedness to trade creditors incurred in the ordinary course of business, and extensions, refinancings and renewals (but only if the amount of such existing indebtedness is not increased thereby) of any items of any existing indebtedness.

(d)  Restriction on Payments. The Company will not make any payments to its officers, directors, stockholders or related parties, whether for accrued and unpaid salaries or otherwise, in excess of $200,000 in the aggregate.

(e)  Sale or Transfer of Assets; Suspension of Business Operations. The Company will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) including, without limitation, the Intellectual Property, to any other person other than the sale of inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Company will not in any manner transfer any property without prior or present receipt of full and adequate consideration. The Company will not enter into any arrangement, directly or indirectly, with any other person whereby the Company shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

(f)  Dividends. The Company will not declare or pay any dividends (other than dividends payable solely in stock of the Company) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

(g)  Restrictions on Nature of Business. The Company will not engage in any line of business materially different from that presently engaged in by the Company and will not purchase, lease or otherwise acquire assets not related to its business.

7.4  Observation Rights. So long as any amounts remain outstanding under the Notes, and subject to the limitations set forth in this Section 7.4, the Company shall permit a representative of each Purchaser to be present in a nonvoting observer capacity at all meetings of the Company’s board of directors (the “Board”) or any committee thereof, including any telephonic meetings, and the Company will give each Purchaser’s designated representative notice of such meetings, by telecopy or by such other means as such notices are delivered to the members of the Board at the same time notice is provided or delivered to the Board; provided, however, that (a) such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, and (b) the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, in the reasonable good faith judgment of the Board, access to such information or attendance at such meeting is reasonably likely to (i) adversely affect the attorney-client privilege between the Company and its counsel with respect to any matter, (ii) result in a material and present conflict of interest between the Company and a Purchaser, or (iii) result in a violation of a confidentiality agreement between the Company and a third party, a copy of which has been provided in advance to each Purchaser. Each Purchaser, on behalf of itself and its representative, agrees that it shall not use any information obtained by it pursuant to its rights under this Section 7.4 except relative to its interests in the Company hereunder and otherwise only as expressly authorized in writing by the Company. Each Purchaser, and its representative, shall use the same degree of care to protect the Company’s confidential information as such Purchaser uses to protect its own confidential information of like nature, but in no circumstances with less than reasonable care.

7.5  Delaware Good Standing. The Company hereby agrees to take any and all actions necessary to restore its good standing with the State of Delaware, including, but not limited to, the payment of any outstanding taxes owed to the State of Delaware, within 5 Business Days following the Closing Date.

ARTICLE 8
MISCELLANEOUS

8.1  Successors and Assigns. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. The Transaction Documents may be assigned by the Purchasers, and none of the Transaction Documents may be assigned by the Company.

8.2  Titles and Subtitles. The titles and subtitles of the Articles and Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

8.3  Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

Eugene Science, Inc
8th Floor, LG Palace Building
165-8 Donggyo-Dong, Mapo-Gu
Seoul, Korea
Attn:   Chief Executive Officer
Fax:     82-2-338-6096

if to the Purchasers, to the addresses set forth in the signature page.

Any party hereto may change the above specified recipient or mailing address by notice to the other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

8.4  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the United States. The prevailing party in any suit or proceeding shall be entitled to its reasonable attorneys’ fees and costs.

8.5  Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Purchasers.

8.6  Remedies. The rights and remedies of the Purchasers described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

8.7       Counterparts.  This Agreement may be executed in one or more identical counterparts each of which when taken together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Note and Warrant Purchase Agreement to be signed in their names on the date first set forth above.

The Warrants are to be issued in:	Print Name of Investor

☐ individual name	Principal Amount of Note: $ .00

☐ tenants in the entirety

☐ corporation (an officer must sign)	Signature of Authorized Person

☒ partnership (all general partners must sign)	Name of Authorized Signatory

☐ trust

☐ limited liability company	Address of Investor:

EUGENE SCIENCE, INC.

Name:	Seung Kwon Noh
Title:	President and Chief Executive Officer

Signature Page to Note and Warrant Purchase Agreement

EXHIBIT A
10% SENIOR NOTE
See attached.

EXHIBIT B
COMMON STOCK PURCHASE WARRANT

See attached.

EXHIBIT C
WIRE TRANSFER INSTRUCTIONS

EXHIBIT D
SECURITY AGREEMENT

See attached.

EXHIBIT E
PLEDGE AGREEMENT

See attached.